Exhibit 23.2
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of Evolent Health, Inc. of our report dated February 28, 2019 relating to the financial statements, which appears in Evolent Health, Inc.'s Annual Report on Form 10-K for the year ended December 31, 2020.

/s/ PricewaterhouseCoopers LLP

Arlington, Virginia
June 15, 2021